EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.: 333-36156, 333-36156, 333-194090) dated May 3, 2000, May 9, 2000, and February 24, 2014, respectively, of Cisco Systems, Inc. and on Form S-8 (Nos.: 33-63331, 33-64283, 333-64283 [Post Eff.], 333-01069, 333-02101, 333-05447 [Post Eff.], 333-09903, 333-14383, 333-14661, 333-14679, 333-16577, 333-17287, 333-24741, 333-33619, 333-01069 [Post Eff.], 333-34849 [Post Eff.], 33-40509 [Post Eff.], 33-44221 [Post Eff.], 33-71860 [Post Eff.], 33-87096 [Post Eff.], 333-42249, 333-51093, 333-42249 [Post Eff.], 333-64651, 333-79717, 333-96203, 333-56224, 333-76184, 333-42249 [Post Eff.], 333-91258, 333-42249 [Post Eff.], 333-106284, 333-111977, 333-123872, 333-128755, 333-129719, 333-132050, 333-135687, 333-137653, 333-139175, 333-142333, 333-143389, 333-143506, 333-143997, 333-144305, 333-147522, 333-147523, 333-147763, 333-148576, 333-153248, 333-153808, 333-155494, 333-157368, 333-159679, 333-159681, 333-163864, 333-163953, 333-163954, 333-167430, 333-168364, 333-169653, 333-169655, 333-171659, 333-173061, 333-173062, 333-174715, 333-176862, 333-178266, 333-180455, 333-180458, 333-181082, 333-185592, 333-185594, 333-185597, 333-185663, 333-185666, 333-185667, 333-186100, 333-187090, 333-189354, 333-189931, 333-190733, 333-191866, 333-192055, 333-193217, 333-196968, 333-196970, 333-199154, 333-199447, 333-200775, 333-201799, 333-201802, 333-201804, 333-204764, 333-205110, 333-206400, 333-206708, 333-208348, 333-208349, 333-208927, 333-209418, 333-210395, 333-210396, 333-210626, 333-210874, 333-212776, and 333-212952 dated October 11, 1995, November 15, 1995, February 20, 1996, February 20, 1996, April 1, 1996, July 29, 1996, August 9, 1996, October 18, 1996, October 23, 1996, October 23, 1996, November 21, 1996, December 5, 1996, April 8, 1997, August 14, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 15, 1997, April 27, 1998, September 28, 1998, September 29, 1998, June 1, 1999, February 4, 2000, February 26, 2001, January 2, 2002, June 25, 2002, June 26, 2002, August 20, 2002, June 19, 2003, January 16, 2004, April 6, 2005, September 30, 2005, November 15, 2005, February 27, 2006, July 11, 2006, September 28, 2006, December 7, 2006, April 24, 2007, May 31, 2007, June 5, 2007, June 22, 2007, July 3, 2007, November 20, 2007, November 20, 2007, December 3, 2007, January 10, 2008, August 29, 2008, October 2, 2008, November 20, 2008, February 17, 2009, June 2, 2009, June 2, 2009, December 18, 2009, December 23, 2009, December 23, 2009, June 10, 2010, July 28, 2010, September 29, 2010, September 29, 2010, January 12, 2011, March 25, 2011, March 25, 2011, June 3, 2011, September 16, 2011, December 1, 2011, March 29, 2012, March 29, 2012, May 1, 2012, December 20, 2012, December 20, 2012, December 20, 2012, December 24, 2012, December 24, 2012, December 24, 2012, January 18, 2013, March 6, 2013, June 14, 2013, July 12, 2013, August 20, 2013, October 23, 2013, November 1, 2013, January 7, 2014, June 23, 2014, June 23, 2014, October 3, 2014, October 17, 2014, December 5, 2014, January 30, 2015, January 30, 2015, January 30, 2015, June 5, 2015, June 19, 2015, August 14, 2015, September 1, 2015, December 4, 2015, December 4, 2015, January 8, 2016, February 5, 2016, March 24, 2016, March 24, 2016, April 6, 2016, April 22, 2016, July 29, 2016, and August 5, 2016, respectively, of Cisco Systems, Inc. of our report dated September 8, 2016 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
September 8, 2016